Exhibit 10.1

DEBT SETTLEMENT AGREEMENT

THIS AGREEMENT is dated for reference 16th day of October, 2014.

AMONG:

STRONGBOW RESOURCES INC. of
2300 – 8th Avenue SW
Calgary, AB T2P 3M3.

(the “Company”)
OF THE FIRST PART
AND:

PROFESSIONAL TRADING S.A., of

Via Espana, P.H. Plaza Commercial San Fernando 1st Floor, Office No. 41 Panama City

(the “Creditor”)
OF THE SECOND PART
AND:

STOCKBRIDGE RESOURCES CORP., of ____________

___________________________________________________

(the “Stockbridge”)
OF THE THIRD PART

WHEREAS:

A.           Stockbridge loaned the Company a total of CAD $555,000 (the “Loan”), which amount was evidenced by the following promissory notes:

(i)	a promissory note issued by the Company in favor of Stockbridge in the principal amount of CAD $400,000 on June 1, 2012; and

(ii)	a promissory note issued by the Company in favor of Stockbridge in the principal amount of $155,000 on July 16, 2012.

(the “Promissory Notes”)

B.           On September 9, 2014, Stockbridge entered into an assignment agreement with the Creditor whereby Stockbridge assigned all of its right, title and interest in and to the Loan and the Promissory Notes to the Creditor; and

C.           The Company, Stockbridge and the Creditor have negotiated a complete resolution of any and all disputes, claims or potential claims arising between them and the subject matter of the Loan and the Promissory Notes on the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the promises contained in this Agreement, and subject to the terms and conditions hereinafter set out, the parties hereto agree as follows:

1.	ACKNOWLEDGEMENT OF LOAN

1.1           Stockbridge acknowledges and agrees that it assigned the Loan and the Promissory Notes to the Creditor.

1.2           The Company acknowledges and agrees that it is indebted to the Creditor in the amount of the Loan.

2.	SETTLEMENT OF LOAN

2.1 The Company agrees to make the following payments and share issuances as full and final payment of the Loan and Promissory Notes and the Creditor accepts the following payments and share issuances as full and final payment of the Loan and Promissory Notes:

(a)	pay to the Creditor CAD $200,000 on signing of this Agreement;

(b)	issue to the Creditor 538,461 shares of the Company’s common stock (the “Shares”) at a deemed price of $0.65 per share on the Issue Date (as defined below).

2.2 For the purposes of this Agreement, “Issue Date” shall mean the fifth business day after the date that the Company enters into this Agreement

2.3 On the Issue Date, the Company shall deliver to the direction of the Creditor a share certificate or share certificates representing the Shares.

2.4 The Creditor and Stockbridge hereby agree that, upon delivery of the payments and the shares by the Company in accordance with the provisions of section 2.1 of this Agreement, all amounts owing to either the Creditor or Stockbridge by the Company, including without limitation the Loan and Promissory Notes, will be fully satisfied and extinguished, and the Creditor and Stockbridge will remise, release and forever discharge the Company and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations to pay the Loan or Promissory Notes.

3.	REPRESENTATIONS AND WARRANTIES OF CREDITOR

3.1 The Creditor represents, warrants and acknowledges to the Company that:

(a)
the Creditor has not conveyed, transferred or assigned any portion of the Loan or Promissory Notes to any third party, and has full right, power and authority to enter into this Agreement and to accept the payments and the Shares in full and final satisfaction of the Loan and Promissory Notes;

(b)	no third party has any right to payment of all or any portion of the Loan or Promissory Notes;

(c)	the Creditor has no claims or potential claims against the Company on account of any matter whatsoever, other than the Loan and Promissory Notes;

(d)	the Creditor will be the beneficial owner of the Shares; and

(e)	the Creditor is not acquiring the Shares as a result of any material information that the Company has not generally disclosed to the public.

4.	REGULATION S AGREEMENTS OF THE SUBSCRIBER

4.1 The Creditor represents and warrants to the Company that the Creditor is not a “U.S. Person” as defined by Regulation S of the United States Securities Act of 1933 (the “Securities Act”) and is not acquiring the Shares for the account or benefit of a U.S. Person.

A “U.S. Person” is defined by Regulation S of the Securities Act to be any person who is:

(a)	any natural person resident in the United States;

(b)	any partnership or corporation organized or incorporated under the laws of the United States;

(c)	any estate of which any executor or administrator is a U.S. person;

(d)	any trust of which any trustee is a U.S. person;

(e)	any agency or branch of a foreign entity located in the United States;

(f)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(g)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

(h)	any partnership or corporation if:

(i)	organized or incorporated under the laws of any foreign jurisdiction; and

(ii)
formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited Subscribers [as defined in Section 230.501(a) of the Securities Act] who are not natural persons, estates or trusts.

4.2 The Creditor acknowledges that it was not in the United States at the time the offer to purchase the Shares was received.

4.3 The Creditor acknowledges that the Shares are “restricted securities” within the meaning of the Securities Act and will be issued to the Creditor in accordance with Regulation S of the Securities Act.

4.4 The Creditor agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

4.5 The Creditor and the Company agree that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, pursuant to an available exemption from registration, or pursuant to this Agreement.

4.6 The Creditor agrees to resell the Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act.

4.7 Any resale of the Shares by the Creditor will be subject to resale restrictions contained in the securities laws applicable to the Company, the Creditor and any proposed transferee, including resale restrictions imposed under United States securities laws and additional restrictions on the Creditor’s ability to resell any of the Shares in Canada under applicable provincial securities laws and Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over the Counter Markets.

4.8 If the Creditor is resident outside of Canada:

(a)
the Creditor is knowledgeable of, or has been independently advised as to, the applicable securities laws having application in the jurisdiction in which the Creditor is resident (the “International Jurisdiction”) which would apply to the offer and sale of the Shares,

(b)
the Creditor is purchasing the Shares pursuant to exemptions from prospectus or equivalent requirements under applicable laws or, if such is not applicable, the Creditor is permitted to purchase the Shares under applicable securities laws of the International Jurisdiction without the need to rely on any exemptions,

(c)
the applicable securities laws of the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any kind from any securities regulator of any kind in the International Jurisdiction in connection with the offer, issue, sale or resale of any of the Shares,

(d)	the issuance of the Shares by the Creditor does not trigger:
i.	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or
ii.	any continuous disclosure reporting obligation of the Issuer in the International Jurisdiction, and
(e)
the Creditor will, if requested by the Issuer, deliver to the Issuer a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Issuer, acting reasonably.

4.9 The Creditor acknowledges and agrees that all certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Securities Act:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT.   SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

4.10 The Creditor acknowledges and agrees that (i) the Company is an “OTC reporting issuer” as that term is defined in MI 51-105, (ii) the Shares may not be traded in or from a jurisdiction in Canada unless the following conditions have been met, (iii) the Creditor will comply with such conditions in making any trade of the Shares in or from a jurisdiction in Canada and (iv) the Company will refuse to register any transfer of the Shares made in connection with a trade of the Shares in or from a jurisdiction in Canada and not made in accordance with the provisions of MI 51-105:

(a)	A four month period has passed from the later of (i) the date that the Company distributed the Shares, and (ii) the date the Shares were distributed by a control person of the Company;

(b)	If the person trading the Shares is a control person of the Company, such person has held the Shares for at least 6 months;

(c)
The number of Shares that the person proposes to trade, plus the number of securities of the same class that such person has traded in the preceding 12 months, does not exceed 5% of the Company’s outstanding securities of the same class;

(d)	The trade is made through an investment dealer registered in a jurisdiction in Canada;

(e)	The investment dealer executes the trade through any of the over-the-counter markets in the United States;

(f)	There has been no unusual effort made to prepare the market or create a demand for the Shares;

(g)	No extraordinary commission or other consideration is paid to a person for the trade;

(h)	If the person trading the Shares is an insider of the Company, the person reasonably believes that the Company is not in default of securities legislation; and

(i)	All certificates representing the Shares bear the Canadian restrictive legend set out in Section 13(1) of MI 51-105.

4.11 The Creditor represents and warrants that it is a resident of the jurisdiction specified in the Creditor’s address as set out in the first page to this Agreement and that it does not presently intend to trade any of the Shares in or from a jurisdiction in Canada.  If the Creditor does, in the future, intend to trade the Shares in or from a jurisdiction in Canada, it will, in addition to complying with the provisions of Section 4.10, re-submit all certificates representing the Shares to the Company for purposes of having the legend set out in Section 13(1) of MI 51-105 endorsed on such certificates.

5.	MISCELLANEOUS

5.1 Time shall be of the essence of this Agreement.

5.2 The Company and the Creditor shall execute such further assurances and other documents and instruments and shall do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

5.3 The provisions herein contained constitute the entire agreement between the parties and supersede all previous understandings, communications, representations and agreements, whether written or verbal, between the parties with respect to the subject matter of this Agreement.

5.4 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

5.5 All dollar amounts referred to in this Agreement have been expressed in Canadian currency.

5.6 This Agreement shall enure to the benefit of and be binding upon each of the parties and their respective heirs, executors, administrators, successors and assigns, as the case may be.

5.7 This parties intend that this Agreement has the same effect for all purposes as if executed under seal.

5.8 This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties to this Agreement have executed this Agreement as of the date of this Agreement.

STRONGBOW RESOURCES INC.

Per: /s/Michael Caetano
Authorized Signatory

PROFESSIONAL TRADING S.A.

Per: /s/Carlo Civelli
Authorized Signatory

STOCKBRIDGE RESOURCES CORP.

Per: /s/Nico Civelli
Authorized Signatory